SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

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                        OMEGA HEALTHCARE INVESTORS, INC.
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) filing Proxy Statement, if other than Registrant)

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The following press release was issued by the Company on June 29, 2000.


                     PRESS RELEASE - FOR IMMEDIATE RELEASE


                         FOR FURTHER INFORMATION CONTACT
           Essel W. Bailey, Jr., President and CEO, at (734) 887-0200

                OMEGA HEALTHCARE INVESTORS ANNOUNCES LITIGATION;

                      UPDATE ON SPECIAL STOCKHOLDER MEETING


         ANN ARBOR, MICHIGAN - JUNE 29, 2000 - Omega Healthcare Investors, Inc. (NYSE:OHI) ("Omega" or the "Company") announced today that a customer known as Madison/OHI Liquidity Investors, L.L.C., has filed a lawsuit alleging breach and anticipatory breach of a commercial contract. The principals of Madison/OHI are Bryan Gordon of Incline Village, Nevada and Ronald Dickerman of New York City. In addition, Mr. Dickerman has individually filed a separate action alleging violations of Section 10(b) of the Securities Exchange Act of 1934. The Company believes that each lawsuit is baseless and without merit and intends to assert its rights and to defend vigorously.

         Omega also announced that the solicitation of proxies for the upcoming July 14, 2000 Special Meeting of Stockholders is proceeding and urged all stockholders who have not voted to do so promptly.

         Essel W. Bailey, Jr., Omega's President and CEO, stated: "As explained in my June 15 letter to stockholders, Omega faces significant liquidity challenges arising from the combined impact of the current environment in the long-term care industry and the need to repay $81 million of debt due July 15, with an additional $48 million due February 2001. After careful analysis of a variety of alternatives, the Omega Board unanimously approved the Explorer investment and the new stock incentive plan which will replace our existing stock option plan. We urge stockholders who support the infusion to vote "FOR" both the proposals covered by our June 15, 2000 proxy statement, because the approval of both proposals is a condition to the equity infusion." The Company clarified that the options currently proposed to be awarded to management under the proposed new plan will be priced at the higher of fair market value or the effective per common share price of Explorer's investment.

         The record date for determining stockholders entitled to receive notice of and to vote at the special meeting is the close of business on June 2, 2000. The proxy materials are available on the SEC website at http://www.sec.gov and also may be obtained by contacting the Company's proxy solicitor, Georgeson & Co., at 800/223-2064.

         Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At March 31, 2000, it owned or had mortgages on 278 healthcare and assisted living facilities with more than 28,000 beds located in 29 states and operated by 26 independent healthcare operating companies.


         This news release contains forward-looking statements that involve risks and uncertainties described from time to time in the SEC reports filed by the Company.

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